SECURITIES PURCHASE AGREEMENT


                                   DATED AS OF


                                OCTOBER 14, 2002


                                  BY AND AMONG

                                   E-REX, INC.
                              A NEVADA CORPORATION

                                 AS THE ISSUER,

                                       AND

               THE PURCHASERS LISTED ON SCHEDULE I ATTACHED HERETO

                          SECURITIES PURCHASE AGREEMENT


     AGREEMENT, dated as of October 14, 2002, among E-Rex, Inc., a Nevada corporation (the "Company"), and the Purchasers listed on Schedule I attached hereto (each a "Purchaser" and collectively, the "Purchasers").

                                R E C I T A L S:

     WHEREAS, the Company desires to sell and issue to the Purchasers, and the Purchasers desire to purchase from the Company, $500,000 aggregate principal amount of the Company's 10% Convertible Notes (the "Convertible Notes"), with terms and conditions as set forth in the form of Convertible Note attached hereto as Exhibit A; and
            ----------

     WHEREAS, the Convertible Notes will be convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock"); and

     WHEREAS, in order to induce the Purchasers to enter into the transactions described in this Agreement, the Company desires to issue to the Purchasers warrants to purchase an aggregate of 5,000,000 shares of Common Stock on the terms and conditions described in the form of the common stock purchase warrant attached hereto as Exhibit B ("Warrants"); and
                      ----------

     WHEREAS, the Purchasers will have certain registration rights with respect to shares of Common Stock issuable (i) as interest under, and upon conversion of, the Convertible Notes (collectively, the "Conversion Shares"), and (ii) upon exercise of the Warrants (the "Warrant Shares"), all as set forth in the Registration Rights Agreement in the form attached hereto as Exhibit C; and
                                                                  ---------

     NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     SECTION  1.1.  Definitions.

The  following  terms,  as  used  herein,  have  the  following  meanings:

     "Affiliate" means, with respect to any Person (the "Subject Person"), (i) any other Person (a "Controlling Person") that directly, or indirectly through one or more intermediaries, Controls the Subject Person or (ii) any other Person (other than the Subject Person) which is Controlled by or is under common Control with a Controlling Person.

     "Agreement" means this Securities Purchase Agreement, as amended, supple-mented or otherwise modified from time to time in accordance with its terms.

     "Balance  Sheet  Date"  has  the  meaning  set  forth  in  Section  4.7.

     "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Company.

     "Benefit  Plans"  has  the  meaning  set  forth  in  Section  4.9(b).

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

     "Capital  Reorganization"  has  the  meaning  set  forth  in  Section 7.13.

     "Closing Bid Price" shall mean for any security as of any date, the highest closing bid price as reported by Bloomberg, L.P. ("Bloomberg") on the principal securities exchange or trading market where such security is listed or traded or, if the foregoing does not apply, the highest closing bid price of such security in the over-the-counter market on the electronic bulletin board, or, if no highest trading price is reported for such security by the electronic bulletin board, then the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc.

     "Closing  Date"  has  the  meaning  set  forth  in  Section  2.2(c).

     "Code"  means  the  Internal  Revenue  Code  of  1986,  as  amended.

     "Commission" means the Securities and Exchange Commission or any entity succeeding to all of its material functions.

     "Common Stock" means the common stock, par value $0.001 per share, of the Company.

     "Company"  means  E-Rex,  Inc.,  a  Nevada corporation, and its successors.

     "Company Corporate Documents" means the articles of incorporation and by-laws of the Company.

     "Control" (including, with correlative meanings, the terms "Controlling," "Controlled by" and under "common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

     "Conversion Date" shall mean the date of delivery (including delivery via telecopy) of a Notice of Conversion for all or a portion of a Convertible Note by the holder thereof to the Company as specified in each Convertible Note.

     "Conversion  Price"  has  the  meaning  set forth in the Convertible Notes.

     "Conversion  Shares"  has  the  meaning  set  forth  in  the  Recitals.

     "Convertible Notes" means the Company's 10% Convertible Notes in the form attached hereto as Exhibit A hereto.
                      ----------

     "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments issued by such Person, (iii) all obligations of such Person as lessee which (x) are capitalized in accordance with GAAP or (y) arise pursuant to sale-leaseback transactions, (iv) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vi) all Debt of others Guaranteed by such Person.

     "Default" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Default Conversion Price" has the meaning set forth in the Convertible Notes.

     "Directors" means the individuals then serving on the Board of Directors or similar such management council of the Company.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other govern-mental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with the Company, are treated as a single employer under the Code.

     "Escrow  Agent"  means  The  Lebrecht  Group,  APLC.

     "Event  of  Default"  has  the  meaning  set  forth  in  Article XI hereof.

     "Exchange  Act"  means  the  Securities  Exchange  Act of 1934, as amended.

     "GAAP"  has  the  meaning  set  forth  in  Section  1.2.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing (whether by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain a minimum net worth, financial ratio or similar requirements, or otherwise) any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or
(ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

     "Hazardous Materials" means any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances or petroleum products (including crude oil or any derivative or fraction thereof), defined or regulated as such in or under any Environmental Laws.

     "Holder"  or  "Holders" has the meaning set forth in the Convertible Notes.

     "Intellectual  Property"  has  the  meaning  set  forth  in  Section  4.18.

     "Investment" means any investment in any Person, whether by means of share purchase, partnership interest, capital contribution, loan, time deposit or otherwise.

     "Lien" means, any lien, mechanic's lien, materialmen's lien, lease, easement, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, agreement to sell or convey, option, claim, title imper-fection, encroachment or other survey defect, pledge, restriction, security interest or other adverse claim, whether arising by contract or under law or otherwise (including, without limitation, any financing lease having sub-stantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

     "Majority  Holders"  means  (i)  as of the Closing Date, the Purchasers and
(ii) at any time thereafter, the holders of more than 50% in aggregate principal amount of the Convertible Notes outstanding at such time.

     "Market Price" shall mean the Closing Bid Price of the Common Stock preceding the date of determination.

     "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $500,000.

     "Maturity  Date"  shall mean the date of maturity of the Convertible Notes.

     "Notice of Conversion" means the form to be delivered by a holder of a Convertible Note upon conversion of all or a portion thereof to the Company in the form of Exhibit I to the form of Convertible Note.
               ----------

     "Notice of Exercise" means the form to be delivered by a holder of a Warrant upon exercise of all or a portion thereof to the Company in the form of
Exhibit  I  to  the  form  of  Warrant.
----------

     "Officer's Certificate" shall mean a certificate executed by the President, chief executive officer or chief financial officer of the Company in the form of Exhibit D attached hereto.
----------

     "Other  Taxes"  has  the  meaning  set  forth  in  Section  3.6(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permits" means all domestic and foreign licenses, franchises, grants, authorizations, permits, easements, variances, exemptions, consents, certifi-cates, orders and approvals necessary to own, lease and operate the properties of, and to carry on the business of the Company.

     "Person" means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

     "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under the Code and either (i) is maintained, or contributed to, by any member of the ERISA group for employees of any member of the ERISA group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA group.

     "Purchase  Price"  means the purchase price for the Securities set forth in
Section  2.2(a)  hereof.

     "Purchasers" means, collectively, those entities listed on the signature page hereto and their successors and assigns, including holders from time to time of the Convertible Notes.

     "Registrable  Securities"  has  the  meaning  set forth in Section 10.2(a).

     "Registration  Statement"  has  the  meaning  set forth in Section 10.2(b).

"Registration Rights Agreement" means the agreement between the Company and the Purchasers dated the date hereof in the form set forth in Exhibit C attached
                                                              ---------
hereto.

     "SEC  Reports"  shall  have  the  meaning  set  forth  in  Section  4.7.

     "Securities" means the Convertible Notes, the Warrants and, as applicable, the Conversion Shares and the Warrant Shares.

     "Securities  Act"  means  the  Securities  Act  of  1933,  as  amended.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which (x) a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such Person or (y) the results of operations, the assets and the liabilities of which are consolidated with such Person under GAAP.

     "Taxes"  has  the  meaning  set  forth  in  Section  3.6.

     "Trading Day" shall mean any Business Day on which the automated quotation system or exchange on which the Common Stock is then traded is open for trading for at least four (4) hours.

     "Transaction Agreements" means this Agreement, the Convertible Notes, the Warrants, and the Registration Rights Agreement.

     "Transfer" means any disposition of Securities that would constitute a sale thereof under the Securities Act.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "Warrants" means the Common Stock Purchase Warrants issued to the Purchasers for 5,000,000 shares of Common Stock in the aggregate on the Closing Date in the form of Exhibit B attached hereto.
                         ----------

     "Warrant  Shares"  has  the  meaning  set  forth  in  the  Recitals.

     SECTION  1.2.  Accounting  Terms  and  Determinations.

     Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis (except for changes concurred in by the Company's independent public accountants) ("GAAP"). All references to "dollars," "Dollars" or "$" are to United States dollars unless otherwise indicated.

                                   ARTICLE II
                         PURCHASE AND SALE OF SECURITIES

     SECTION  2.1.  Authorization  of  Securities.

     (a) The Company has duly authorized the issuance of its 10% Convertible Notes in the original aggregate principal amount of up to $500,000, in the form annexed hereto as Exhibit A.
                     ----------

     (b) The Company has duly authorized the issuance of Warrants to purchase up to 5,000,000 shares of Common Stock in the form annexed hereto as Exhibit B.
                                                                      ---------
The Warrants shall be exercisable at any time during the two (2) year period commencing at the Closing.

     SECTION  2.2.  Purchase  and  Sale  of  Convertible  Notes.

     (a) Subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each Purchaser, and each Purchaser severally agrees to purchase from the Company, on the Closing Date (as hereinafter defined), Convertible Notes in the principal amount set opposite its name on Schedule I
                                                                      ----------
for a purchase price of 100% of the principal amount thereof (the "Purchase Price"). Each Purchaser shall deliver a check in payment of the Purchase Price to the Escrow Agent according to the schedule set forth in each respective Convertible Note.

     (b) In connection with the Purchasers agreement to purchase the Convertible Notes, the Company shall issue and deliver to the Purchasers Warrants to purchase the number of shares of Common Stock set forth opposite its name on
Schedule  I.  No  part  of  the purchase price of the Convertible Notes shall be
-----------
allocated  to  the  Warrants.

     (c) The closing for the purchase and sale of the Convertible Notes shall be held on such date (the "Closing Date"), not later than October ___, 2002, that the Escrow Agent receives the Convertible Notes and Warrants registered in the names of the Purchasers in the principal amounts and numbers, respectively, set forth on Schedule I, duly executed by the Company.
           -----------

     SECTION  2.3.  Deliveries.

     On the Closing Date, subject to the satisfaction of all terms and conditions set forth herein, the Escrow Agent shall deliver to each Purchaser, Convertible Notes duly executed on behalf of the Company registered in the name of such Purchaser in the principal amount set opposite its name on Schedule I
                                                                      ----------
annexed hereto, together with Warrants duly executed on behalf of the Company to purchase the number of shares of Common Stock set forth opposite the name of such Purchaser on Schedule I, registered in the name of such Purchaser.
                     -----------

                                   ARTICLE III
                        PAYMENT TERMS OF CONVERTIBLE NOTE

     SECTION  3.1.  Payment  of  Principal  and  Interest.

     The Company will pay all amounts due on each Convertible Note by the method and at the address specified for such purpose by the applicable Purchaser in writing, without the presentation or surrender of any Convertible Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of the Convertible Note, the holder shall surrender the Convertible Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office. Prior to any sale or other disposition of any Convertible Note, the holder thereof will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender the Convertible Note to the Company in exchange for a new Convertible Note or Convertible Notes. The Company will afford the benefits of this Section 3.1 to any direct or indirect transferee of the Convertible Note purchased under this Agreement and that has made the same agreement relating to this Convertible Note as the Purchaser has in this Section 3.1; provided that such transferee is an "accredited investor" under Rule 501 of the Securities Act.

     SECTION  3.2.  Payment  of  Interest.

     Interest  shall  accrue  on  the  outstanding  principal  amount  of   each
Convertible Note and shall be payable in the manner set forth in the Convertible Note.

     SECTION  3.3.  Voluntary  Prepayment.

     For so long as no Event of Default shall have occurred and is continuing, the Company may, at its option, repay, in whole or in part, the Convertible Notes at 130% of the principal amount thereof, plus accrued but unpaid interest through the date of prepayment following at least five (5) Business Days prior written notice to the Purchasers (the expiration of such five (5) Business Day period being referred to as the "prepayment date"); provided, however, that if such date is not a Business Day, the prepayment date shall be the next Business Day thereafter. Partial prepayments shall be in an aggregate principal amount of at least $50,000 and a principal amount of at least $5,000 or a multiple thereof for the Convertible Notes purchased from any Holder, unless all of the Convertible Notes registered in the name of the Holder are to be redeemed.

     SECTION  3.4.  Mandatory  Prepayments.

     Upon (i) a transfer of all or substantially all of the assets of the Company to any Person in a single transaction or series of related transactions, or (ii) a consolidation, merger or amalgamation of the Company with or into another Person in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i) and (ii) being referred to as a "Sale Event"), then, in each case, the Company shall, upon request of any Holder, redeem the Convertible Notes registered in the name of such Holder in cash for 130% of the principal amount, plus accrued but unpaid interest through the date of redemption, or at the election of the Holder, such Holder may convert the unpaid principal amount of such Convertible Notes (together with the amount of accrued but unpaid interest) into shares of Common Stock at the Conversion Price.

     SECTION  3.5.  Prepayment  Procedures.

     (a) Any permitted prepayment or redemption of the Convertible Notes pursuant to Sections 3.3 or 3.4 above shall be deemed to be effective and consummated (for purposes of determining the time at which the Purchasers shall thereafter not be entitled to deliver a Notice of Conversion for the Convertible Notes) as follows:

          (i) A prepayment pursuant to Section 3.3, the "prepayment date" specified therein;

          (ii) A redemption pursuant to Section 3.4, the date of consummation of the applicable Sale Event;

     (b) On the Maturity Date and on the effective date of a repayment or redemption of the Convertible Notes as specified in Section 3.5(a) above, the Company shall deliver by wire transfer of funds the repayment/redemption price to each Purchaser of the Convertible Notes subject to redemption. Should any Purchaser not receive payment of any amounts due on redemption of its Convertible Notes by reason of the Company's failure to make payment at the times prescribed above for any reason, the Company shall pay to the applicable holder on demand (x) interest on the sums not paid when due at an annual rate equal to the lesser of (i) the maximum lawful rate and (ii) 2% per annum, compounded at the end of each thirty (30) days, until the applicable holder is paid in full and (y) all costs of collection, including, but not limited to, reasonable attorneys' fees and costs, whether or not suit or other formal proceedings are instituted.

     (c) The Company shall select the Convertible Notes to be redeemed in any redemption in which not all of the Convertible Notes are to be redeemed so that the ratio of the Convertible Notes of each holder selected for redemption to the total Convertible Notes owned by that holder shall be the same as the ratio of all such Convertible Notes selected for redemption bears to the total of all then outstanding Convertible Notes. Should any Convertible Notes required to be redeemed under the terms hereof not be redeemed solely by reason of limitations imposed by law, the applicable Convertible Notes shall be redeemed on the earliest possible dates thereafter to the maximum extent permitted by law.

     (d) Any Notice of Conversion delivered by any Purchaser (including delivery via telecopy) to the Company prior to the (x) Maturity Date or (y) effective date of a voluntary repayment pursuant to Section 3.3 or a mandatory prepayment pursuant to Section 3.4 as specified in Section 3.5(a) above), shall be honored by the Company and the conversion of the Convertible Notes shall be deemed effected on the Conversion Date. In addition, between the effective date of a voluntary prepayment pursuant to Section 3.3 or a mandatory prepayment pursuant to Section 3.4 as specified in Section 3.5(a) above and the date the Company is required to deliver the redemption proceeds in full to the Purchasers, the Purchasers may deliver a Notice of Conversion to the Company. Such notice will be (x) of no force or effect if the Company timely pays the redemption proceeds to the Purchasers when due or (y) honored on or as of the date the Notice of Conversion if the Company fails to timely pay the redemption proceeds to the Purchasers when due.

     SECTION  3.6.  Payment  of  Additional  Amounts.

     (a) Any and all payments by the Company hereunder or under the Convertible Notes to any Purchaser and each "qualified assignee" thereof shall be made free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes") unless such Taxes are required by law or the administration thereof to be deducted or withheld. If the Company shall be required by law or the administration thereof to deduct or withhold any Taxes from or in respect of any sum payable under the Convertible Notes (i) the holders of Convertible Notes subject to such Taxes shall have the right, but not the obligation, for a period of thirty (30) days commencing upon the day it shall have received written notice form the Company that it is required to withhold Taxes to transfer all or any portion of the Convertible Notes to a qualified assignee to the extent such transfer can be effected in accordance with the other provisions of this Agreement and applicable law; (ii) the Company shall make such deductions or withholdings; (iii) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this Section 3.6) such Purchaser receives an amount equal to the sum it would have received if no such deduction or withholding had been made; and (iv) the Company shall forthwith pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law. A "qualified assignee" of a Purchaser is a Person that is (x) organized under the laws of (i) the United States or (ii) any jurisdiction other than the United States or any political subdivision thereof and that (y) represents and warrants to the Company that payments of the Company to such assignee under the laws in existence on the date of this Agreement would not be subject to any Taxes and (z) from time to time, as and when requested by the Company, executes and delivers to the Company and the Internal Revenue Service forms, and provides the Company with any information necessary to establish such assignee's continued exemption from Taxes under applicable law.

     (b) The Company shall forthwith pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies hereinafter referred to as "Other Taxes") which arise from any payment made under any of the Transaction Agreements or from the execution, delivery or registration of, or otherwise with respect to, this Agreement other than Taxes payable solely as a result of the transfer from the Purchasers to a Person of any Security.

     (c) The Company shall indemnify each Purchaser, or qualified assignee, for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 3.6) paid by each Purchaser, or qualified assignee, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, unless such Taxes or Other Taxes are required by law to be deducted or withheld. Payment under this indemnification shall be made within thirty (30) days from the date such Purchaser or assignee makes written demand therefor. A certificate as to the amount of such Taxes or Other Taxes submitted to the Company by such Purchaser or assignee shall be conclusive evidence of the amount due from the Company to such party.

     (d) Within thirty (30) days after the date of any payment of Taxes, the Company will furnish to each Purchaser the original or a certified copy of a receipt evidencing payment thereof.

     (e) Each Purchaser shall provide to the Company a Form W-8, stating that it is a non-U.S. person, together with any additional tax forms that may be required under the Code, as amended after the date hereof, to allow interest payments to be made to it without deduction.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Purchasers, and each of them, as of the Closing Date the following:

     SECTION  4.1.  Organization  and  Qualification.

     The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company has no Subsidiaries. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where such failure would not have a Material Adverse Effect. A "Material Adverse Effect" means any material adverse effect on the operations, results of operations, properties, assets or condition (financial or otherwise) of the Company, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

     SECTION  4.2.  Authorization  and  Execution.

     (a) The Company has all requisite corporate power and authority to enter into and perform each Transaction Agreement and to consummate the transactions contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof and thereof.

     (b) The execution, delivery and performance by the Company of each Transaction Agreement and the issuance by the Company of the Securities have been duly and validly authorized and no further consent or authorization of the Company, its Board of Directors or its shareholders is required.

     (c)     This Agreement has been duly executed and delivered by the Company.

     (d) This Agreement constitutes, and upon execution and delivery thereof by the Company, each of the other Transaction Agreements will constitute, a valid and binding agreement of the Company, in each case enforceable against the Company in accordance with its respective terms.

     SECTION  4.3.  Capitalization.

     As of the date hereof, the authorized shares of Common Stock are 250,000,000 shares, and as of October 11, 2002 the issued and outstanding common stock of the Company is 117,996,471 shares. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. As of the date hereof, and other than as set forth in
Schedule 4.3, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, and
(ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act (except pursuant to the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Convertible Notes, Conversion Shares, Warrants or Warrant Shares. The Company has furnished to Purchasers true and correct copies of the Company's Corporate Documents, and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

     SECTION  4.4.  Governmental  Authorization.

     The execution and delivery by the Company of the Transaction Agreements does not and will not, the issuance and sale by the Company of the Securities does not and will not, and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official except (a) such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the Closing Date, (b) such actions or filings that, if not obtained, would not result in a Material Adverse Effect, and (c) the filing of a "Form D" as described in Section 7.12 below.

     SECTION  4.5.  Issuance  of  Shares.

     Upon conversion in accordance with the terms of the Convertible Notes or upon exercise in accordance with the terms of the Warrants (assuming the payment of the exercise price set forth in the Warrants), the Conversion Shares and Warrant Shares shall be duly and validly issued and outstanding, fully paid and nonassessable, free and clear of any Taxes, Liens and charges with respect to issuance except as set forth in Article IX below and shall not be subject to preemptive rights or similar rights of any other stockholders of the Company. Assuming the representations and warranties of the Purchasers herein are true and correct in all material respects, each of the Securities will have been issued in material compliance with all applicable U.S. federal and state securities laws. The Company understands and acknowledges that, in certain circumstances, the issuance of Conversion Shares and Warrant Shares could dilute the ownership interests of other stockholders of the Company. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Convertible Notes, and Warrant Shares upon exercise of the Warrants, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

     SECTION  4.6.  No  Conflicts.

     The execution and delivery by the Company of the Transaction Agreements to which it is a party did not and will not, the issuance and sale by the Company of the Securities did not and will not and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the Company Corporate Documents, (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any its assets, or result in the creation or imposition of any Lien on any asset of the Company. The Company is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties, except where such failure would not have a Material Adverse Effect.

     SECTION  4.7.  Financial  Information.

     The Company has delivered to each Purchaser true and complete copies of its
(i) Annual report on Form 10-KSB for the previous two fiscal years and its Quarterly Report on Form 10-QSB covering each quarter during the previous two fiscal years, plus any interim periods ("SEC Reports"); (ii) all other SEC filings made during the previous two years, along with any comment letters issued by the SEC or any other regulatory body; and (iii) financial statements and schedules included therein on a quarterly basis for the previous two years through and including the most recently ended fiscal quarter ("Financial Statements"), and such SEC Reports and Financial Statements and schedules do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. There have been no material adverse changes in the Company's business, properties, results of operations, condition (financial or otherwise) or prospects since the date of the SEC Reports and Financial Statements that have not been disclosed to the Purchasers in writing. The SEC Reports and Financial Statements, including the footnotes thereto, except as indicated therein, (i) complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto and (ii) have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except that the unaudited financial statements do not contain notes and may be subject to normal audit adjustments and normal annual adjustments. Such SEC Reports and Financial Statements fairly present the financial condition of the Company at the dates indicated and its results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against and all Debts and liabilities of the Company, fixed or contingent. Since June 30, 2002 (the "Balance Sheet Date"), there has been (x) no Material Adverse Change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and (y) no Material Adverse Change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company, except in the ordinary course of business; and no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

     SECTION  4.8.  Litigation.

     Other than as set forth in Schedule 4.8, there is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or which challenges the validity of any Transaction Agreements.

     SECTION  4.9.  Compliance  with  ERISA  and  other  Benefit  Plans.

     (a) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under
Section  4007  of  ERISA.

     (b) The benefit plans not covered under clause (a) above (including profit sharing, deferred compensation, stock option, employee stock purchase, bonus, retirement, health or insurance plans, collectively the "Benefit Plans") relating to the employees of the Company are duly registered where required by, and are in good standing in all material respects under, all applicable laws. All required employer and employee contributions and premiums under the Benefit Plans to the date hereof have been made, the respective fund or funds established under the Benefit Plans are funded in accordance with applicable laws, and no past service funding liabilities exist thereunder.

     (c) No Benefit Plans have any unfunded liabilities, either on a "going concern" or "winding up" basis and determined in accordance with all applicable laws and actuarial practices and using actuarial assumptions and methods that are reasonable in the circumstances. No event has occurred and no condition exists with respect to any Benefit Plans that has resulted or could reasonably be expected to result in any pension plan having its registration revoked or wound up (in whole or in part) or refused for the purposes of any applicable laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties (in any material amounts) under any applicable laws.

     SECTION  4.10.  Environmental  Matters.

     The costs and liabilities associated with Environmental Laws (including the cost of compliance therewith) are unlikely to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company. The Company conducts its businesses in compliance in all material respects with all applicable Environmental Laws.

     SECTION  4.11.  Taxes.

     All United States federal, state, county, municipality local or foreign income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Company have been filed and all material taxes due pursuant to such returns or pursuant to any assessment received by the Company have been paid, except those being disputed in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Company in respect of taxes or other governmental charges have been established in accordance with GAAP.

     SECTION  4.12.  Investments,  Joint  Ventures.

     The Company does not have a direct or indirect Investment in any Person, and the Company is not a party to any partnership, management, shareholders' or joint venture or similar agreement.

     SECTION  4.13.  Not  an  Investment  Company.

     The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION  4.14.  Full  Disclosure.

     The information heretofore furnished by the Company to the Purchasers for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by the Company to the Purchasers will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

     SECTION  4.15.  No  Solicitation;  No  Integration  with  Other  Offerings.

     No form of general solicitation or general advertising was used by the Company or, to the best of its actual knowledge, any other Person acting on behalf of the Company, in connection with the offer and sale of the Securities. Neither the Company, nor, to its knowledge, any Person acting on behalf of the Company, has, either directly or indirectly, sold or offered for sale to any Person (other than the Purchasers) any of the Securities or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement, and the Company represents that neither itself nor any Person authorized to act on its behalf (except that the Company makes no representation as to the Purchasers and their Affiliates) will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to cause the issuance or sale of any of the Securities to be in violation of any of the provisions of Section 5 of the Securities Act.

     SECTION  4.16.  Permits.

     (a)     The  Company  has  all  material  Permits;

     (b) all such Permits are in full force and effect, and the Company has fulfilled and performed all material obligations with respect to such Permits;

     (c) no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination by the issuer thereof or which results in any other material impairment of the rights of the holder of any such Permit; and

     (d) the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit.

     SECTION  4.17.  Absence  of  Any  Undisclosed Liabilities or Capital Calls.

     There are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (i) those liabilities provided for in the financial statements delivered pursuant to
Section 4.7 hereof and (ii) other undisclosed liabilities which, individually or in the aggregate, would not have a Material Adverse Effect.

     SECTION  4.18.  Intellectual  Property  Rights.

     The Company owns, or is licensed under, and has the rights to use, all material patents, trademarks, trade names, copyrights, technology, know-how and processes (collectively, "Intellectual Property") used in, or necessary for the conduct of its business; no claims have been asserted by any Person to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto. To the best of the Company's knowledge, there is no valid basis for any such claim and the use of such Intellectual Property by the Company will not infringe upon the rights of any Person.

     SECTION  4.19.  Insurance.

     The Company maintains, with financially sound and reputable insurance companies, insurance in at least such amounts and against such risks such that any uninsured loss would not have a Material Adverse Effect. All insurance coverages of the Company are in full force and effect and there are no past due premiums in respect of any such insurance.

     SECTION  4.20.  Title  to  Properties.

     The Company has good and marketable title to all its properties reflected on the financial statements referred to in Section 4.7, free and clear of all Liens, other than Liens set forth on the Financial Statements.

     SECTION  4.21.  Internal  Accounting  Controls.

     The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company's Board of Directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     SECTION  4.22.  Foreign  Practices.

     Neither the Company nor, to the Company's knowledge, any employee or agent of the Company has made any payments of funds of the Company, or received or retained any funds, in each case (x) in violation of any law, rule or regulation or (y) of a character required to be disclosed by the Company in any of the SEC Reports.

                                    ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     SECTION  5.1.  Purchasers.

     Each Purchaser severally (and not jointly) hereby represents and warrants to the Company solely as to such Purchaser that:

     (a) the Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and the Securities to be acquired by it pursuant to this Agreement are being acquired for its own account and, as of the date hereof, not with a view toward, or for sale in connection with, any distribution thereof except in compliance with applicable United States federal and state securities law; provided that the disposition of the Purchaser's property shall at all times be and remain within its control;

     (b) if the Purchaser is a corporation or partnership, the execution, delivery and performance of this Agreement and the purchase of the Securities pursuant hereto are within the Purchaser's corporate or partnership powers, as applicable, and have been duly and validly authorized by all requisite corporate or partnership action;

     (c) this Agreement has been duly executed and delivered by the Purchaser.

     (d) the execution and delivery by the Purchaser of the Transaction Agreements to which it is a party does not, and the consummation of the transactions contemplated hereby and thereby will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, or (ii) any agreement, judgment, injunction, order, decree or other instrument binding upon such Purchaser;

     (e) such Purchaser understands that the Securities have not been registered under the Securities Act and may not be transferred or sold except as specified in this Agreement or the remaining Transition Agreements;

     (f) this Agreement constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors rights generally and (ii) equitable principles of general applicability;

     (g) the Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and the Purchaser is capable of bearing the economic risks of such investment;

     (h) the Purchaser is knowledgeable, sophisticated and experienced in business and financial matters; the Purchaser has previously invested in securities similar to the Securities and fully understands the limitations on transfer described herein; the Purchaser has been afforded access to information about the Company and the financial condition, results of operations, property, management and prospects of the Company sufficient to enable it to evaluate its investment in the Securities; the Purchaser has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and the risks of investing in the Securities; and the Purchaser has been afforded the opportunity to obtain such additional information which the Company possesses or can acquire that is necessary to verify the accuracy and completeness of the information given to the Purchaser concerning the Company. The foregoing does not in any way relieve the Company of its representations and other undertakings hereunder, and shall not limit any Purchaser's ability to rely thereon; and

     (i) no part of the source of funds used by the Purchaser to acquire the Securities constitutes assets allocated to any separate account maintained by the Purchaser in which any employee benefit plan (or its related trust) has any interest.


                                   ARTICLE VI
                 CONDITIONS PRECEDENT TO PURCHASE OF SECURITIES

     SECTION  6.1.  Conditions  Precedent  to  the  Purchasers'  Obligation  to
Purchase.

     The obligation of each Purchaser hereunder to purchase the Convertible Notes at the Closing is subject to the satisfaction, on or before the Closing Date of each of the following conditions, provided that these conditions are for such Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion:

     (a) The Company shall have executed this Agreement, the Convertible Note, Warrant, Officer's Certificate, Escrow Agreement, and the Registration Rights Agreement and delivered the same to the Purchasers;

     (b) The Company shall have delivered to the Escrow Agent duly executed certificates representing the Convertible Notes and the Warrants in accordance with Section 2.3 hereof;

     (c) The representations and warranties of the Company contained in each Transaction Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specified date) and the Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by such Transaction Agreements to be performed, satisfied or complied with by it at or prior to the Closing Date. The Purchasers' shall have received an Officer's Certificate executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Purchasers, including but not limited to certificates with respect to the Company Corporate Documents, resolutions relating to the transactions contemplated hereby and the incumbencies of certain officers and Directors of the Company. The form of such certificate is attached hereto as Exhibit D;
                                                                      ---------

     (d) The Company shall have received governmental, Board of Directors, shareholders and third party consents and approvals necessary or desirable in connection with the issuance and sale of the Securities;

     (e) All applicable waiting periods in respect to the issuance and sale of the Securities shall have expired without any action having been taken by any competent authority that could restrain, prevent or impose any materially adverse conditions thereon or that could seek or threaten any of the foregoing;

     (f) No law or regulation shall have been imposed or enacted that, in the judgment of the Purchasers, could adversely affect the transactions set forth herein or in the other Transaction Agreements, and no law or regulation shall have been proposed that in the reasonable judgment of Purchasers could reasonably have any such effect;

     (g) The Company Corporate Documents shall be in full force and effect and no term or condition thereof shall have been amended, waived or otherwise modified without the prior written consent of the Purchasers;

     (h) There shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, proper-ties or prospects of the Company since the date of the Financial Statements;

     (i) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that challenges the validity of or purports to affect this Agreement or any other Transaction Agreement, or other transaction contemplated hereby or thereby or that could reasonably be expected to have a Material Adverse Effect, or any material adverse effect on the enforceability of the Transaction Agreements or the Securities or the rights of the holders of the Securities or the Purchasers hereunder;

     (j) The Escrow Agent shall have confirmed receipt of the Convertible Notes and the Warrants to be issued, duly executed by the Company in the denominations and registered in the names of the Purchasers specified in or pursuant to Schedule I;
              -----------

     (k) There shall not have occurred any disruption or adverse change in the financial or capital markets generally, or in the market for the Common
Stock (including but not limited to any suspension or delisting), which the Purchasers reasonably deem material in connection with the purchase of the Securities;

     (l) Immediately before and after the Closing Date, no Default or Event of Default shall have occurred and be continuing; and

     (m) The Purchasers shall have received all other certificates, instru-ments, agreements or other documents as they shall reasonably request.

     SECTION  6.2.  Conditions  to  the  Company's  Obligations.

     The obligations of the Company to issue and sell the Securities to the Purchasers pursuant to this Agreement are subject to the satisfaction, at or prior to any Closing Date, of the following conditions:

     (a) The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects on the Closing Date and the Purchasers shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by the Purchasers at or prior to the Closing Date;

     (b) The issue and sale of the Securities by the Company shall not be prohibited by any applicable law, court order or governmental regulation; and

     (c) Receipt by the Company of duly executed counterparts of this Agreement , the Escrow Agreement, and the Registration Rights Agreement signed by the Purchasers.


                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

     The Company hereby agrees that, from and after the date hereof for so long as any Convertible Notes remain outstanding (except for Sections 7.1, 7.9, 7.10 and 7.11, which shall apply for so long as any Convertible Notes or Warrants remain outstanding) and for the benefit of the Purchasers:

     SECTION  7.1.  Information.

     The  Company  will  deliver  to  each  holder  of  the  Convertible  Notes:

     (a) promptly upon the filing thereof, copies of (i) all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), and (ii) all reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company has filed with the Commission; and

     (b) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed and any other document generally distributed to shareholders.

     SECTION  7.2.  Payment  of  Obligations.

     The Company will pay and discharge, at or before maturity, all its liabilities, except where the same may be contested in good faith by appropriate proceedings and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

     SECTION  7.3.  Maintenance  of  Property;  Insurance.

     The Company will keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted. In addition, the Company will maintain insurance in at least such amounts and against such risks as it has insured against as of the Closing Date.

     SECTION  7.4.  Maintenance  of  Existence.

     The Company will continue to engage in business of the same general type as now conducted by it, and will preserve, renew and keep in full force and effect its corporate existence and its material rights, privileges and franchises necessary or desirable in the normal conduct of business.

     SECTION  7.5.  Compliance  with  Laws.

     The Company will comply, in all material respects, with all federal, state, municipal, local or foreign applicable laws, ordinances, rules, regula-tions, municipal by-laws, codes and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected, in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise), operations, properties or prospects of the Company.

     SECTION  7.6.  Inspection  of  Property,  Books  and  Records.

     The Company will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, during normal business hours, a representative of the Purchasers to visit and inspect any of its properties, upon reasonable prior notice, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its executive officers and independent public accountants (and by this provision the Company authorizes its independent public accountants to disclose and discuss with the Purchasers the affairs, finances and accounts of the Company), all at such reasonable times.

     SECTION  7.7.  Investment  Company  Act.

     The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

     SECTION  7.8.  Use  of  Proceeds.

     The proceeds from the issuance and sale of the Convertible Notes by the Company shall be used for working capital purposes. None of the proceeds from the issuance and sale of the Convertible Notes by the Company pursuant to this Agreement will be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System.

     SECTION  7.9.  Reserved  Shares.

     The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Convertible Notes and issuance of the Conversion Shares and the exercise in full of the Warrants and the issuance of the Warrant Shares.

     SECTION  7.10.  Irrevocable  Instructions.

     Notwithstanding the obligation of the Company to deliver shares of common stock to the Escrow Agent pursuant to Section 1.01(a)(ii) of the Escrow Agreement, upon receipt of a Notice of Conversion or Notice of Exercise, as applicable, the Company shall, within forth eight (48) business hours, issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of the Escrow Agent, for the Conversion Shares or Warrant Shares, as applicable, in such amounts as specified from time to time by each Purchaser to the Company upon proper conversion of the Convertible Notes or exercise of the Warrants. Upon conversion of any Convertible Notes in accordance with their terms and/or exercise of any Warrants in accordance with their terms, the Company will, and will use its best lawful efforts to cause its transfer agent to, issue one or more certificates representing shares of Common Stock in such name or names and in such denominations specified by a Purchaser in a Notice of Conversion or Notice of Exercise, as the case may be. As long as the Registration Statement contemplated by the Registration Rights Agreement shall remain effective, the shares of Common Stock issuable upon conversion of any Convertible Notes or exercise of any Warrants shall be issued to any transferee of such shares from a Purchaser without any restrictive legend. The Company further warrants and agrees that no instructions other than these instructions have been or will be given to its transfer agent. Nothing in this Section 7.10 shall affect in any way a Purchaser's obligation to comply with all securities laws applicable to such Purchaser upon resale of such shares of Common Stock, including any prospectus delivery requirements.

     SECTION  7.11.  Maintenance  of Reporting Status; Supplemental Information.

     So long as any of the Securities are outstanding, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act. The Company shall not terminate its status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations thereunder would permit such termination. If at anytime the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish at its expense, upon request, for the benefit of the holders from time to time of Securities, and prospective purchasers of Securities, information satisfying the information requirements of Rule 144 under the Securities Act. The Company will apply to have its Common Stock traded on the Bulletin Board Exchange ("BBX") within thirty (30) days of when the BBX first begins to accept listing applications, and the Company's Common Stock will trade on either the BBX or the Over the Counter Bulletin Board.

     SECTION  7.12.  Form  D;  Blue  Sky  Laws.

     The Company agrees to file a "Form D" with respect to the Securities as required under Regulation D of the Securities Act and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Purchaser on or prior to the Closing Date.

     SECTION  7.13.  Capital  Reorganization.

     If  and  whenever  there  shall  occur:

     (a) a reclassification or redesignation of the shares of Common Stock or any change of the shares of Common Stock into other shares, or,

     (b) a Sale Event (any such event being herein called a "Capital Reorganization"), then in each such case the holder who exercises the right to convert Convertible Notes or exercise the Warrants after the effective date of such Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of such right, in lieu of the number of shares of Common Stock to which such holder was theretofore entitled upon the exercise of the conversion privilege, the aggregate number of shares or other securities or property of the Company or of the body corporate resulting from such Capital Reorganization that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, such holders had been the holder of the number of shares of Common Stock to which such holder was theretofore entitled upon conversion; provided, however, that no such Capital Reorganization shall be consummated in effect unless all necessary steps shall have been taken so that such holders shall thereafter be entitled to receive such number of shares or other securities of the Company or of the body corporate resulting from such Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained above.

     SECTION  7.14.  Notice  to  Noteholders.

     The Company shall give the registered holders of the Convertible Notes and Warrants written notice of any record, not less than ten (10) Business Days prior to such record date or, if no record date is fixed, not less than ten (10) Business Days prior to the effective date of such event, which notice shall set forth the particulars of the proposed event or the extent that such particulars have been determined at the time of giving the notice.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

     The Company hereby agrees that, from and after the date hereof for so long as any Convertible Notes, and in the case of Section 8.1, the Warrants remain outstanding and for the benefit of the Purchasers:

     SECTION  8.1.  No  Reverse  Stock  Split.

     The Company will not consolidate the outstanding shares of Common Stock into a smaller number of shares unless it is first approved, in writing, by the Purchasers.

     SECTION  8.2.  Limitation  on  Future  Financing.

     The Company agrees that it will not, without the consent of the registered holders of the Convertible Notes, enter into any financing at a discount to Market Price until six months after the effective date of the Registration Statement; provided, however, anything to the contrary appearing herein notwithstanding, neither this Section nor any other provision hereof shall be construed to restrict or prohibit the Company's right to restructure, amend or modify any facility existing on the date hereof that does not materially impair the rights of the holders of the Convertible Notes.


                                   ARTICLE IX
                               RESTRICTIVE LEGENDS

     SECTION  9.1.  Restrictions  on  Transfer.

     From and after their respective dates of issuance, none of the Securities shall be transferable except upon the conditions specified in this Article IX, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the Transfer of any of such Securities or any interest therein. Each Purchaser will use its best efforts to cause any proposed transferee of any Securities held by it to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this
Article  IX.

     SECTION  9.2.  Restrictive  Legends.

     Each certificate for Securities issued to a Purchaser or to a subsequent transferee shall (except as contemplated by Section 7.10 and Section 9.1 hereof) include a legend in substantially the following form:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (C) IF REGISTERED UNDER THE SECURITIES ACT.

     SECTION  9.3.  Notice  of  Proposed  Transfers.

     Prior to any proposed Transfer of the Securities (other than a Transfer (i) registered or exempt from registration under the Securities Act, (ii) to an affiliate of a Purchaser which is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, provided that any such transferee shall agree to be bound by the terms of this Agreement and the Registration Rights Agreement, or (iii) to be made in reliance on Rule 144 under the Securities
Act), the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer, which shall be accompanied by (A) an opinion of counsel reasonably acceptable to the Company, confirming that such transfer does not give rise to a violation of the Securities Act, (B) representation letters in form and substance reasonably satisfactory to the Company to ensure compliance with the provisions of the Securities Act and (C) letters in form and substance reasonably satisfactory to the Company from each such transferee stating such transferee's agreement to be bound by the terms of this Agreement and the Registration Rights Agreement. Such proposed Transfer may be effected only if the Company shall have received such notice of transfer, opinion of counsel, representation letters and other letters referred to in the immediately preceding sentence, whereupon the holder of such Securities shall be entitled to Transfer such Securities in accordance with the terms of the notice delivered by the holder to the Company.


                                    ARTICLE X
                     ADDITIONAL AGREEMENTS AMONG THE PARTIES

     SECTION  10.1.  Conversion  Limit.

     Notwithstanding the conversion rights under the Convertible Notes and exercise rights under the Warrants, unless the Purchaser delivers a waiver in accordance with the immediately following sentence, in no event shall the Purchaser be entitled to convert any portion of the Convertible Notes or exercise any portion of the Warrants, in excess of that portion of the Convertible Notes or Warrants upon conversion and exercise, as applicable, of which the sum of (i) the number of shares of Common Stock beneficially owned by the Purchaser and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Convertible Note and unexercised portion of the Warrants, or other Derivative Securities convertible into or exchangeable for shares of Common Stock which contain a limitation similar to that set forth in this Section 10.1), and (ii) the number of shares of Common Stock issuable upon the conversion of the portion of the Convertible Note or issuable upon exercise the portion of the Warrants with respect to which this determination is being made, would result in beneficial ownership by the Purchaser and its Affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of this
Section 10.1, beneficial ownership shall be determined in accordance with Rule 13d-3 of the Exchange Act and Regulations 13 D-G thereunder, except as otherwise provided in this Section 10.1. The foregoing limitation shall not apply and shall be of no further force or effect (i) immediately preceding and upon the occurrence of any voluntary or mandatory redemption or repayment transaction described herein or in the Convertible Notes, (ii) on the Maturity Date or (iii) following the occurrence of any Event of Default which is not cured within the greater of the applicable time period specified in either (A) such written notice of Purchaser or (B) Section 11.1 hereof.

     SECTION  10.2.  Registration  Rights.

     (a) The Company shall grant the Purchasers registration rights covering the Conversion Shares and Warrant Shares (the "Registrable Securities") on the terms set forth in the Registration Rights Agreement and herein.

     (b) The Company shall prepare and file within fourteen (14) days following the Closing Date a registration statement (the "Registration State-ment") on Form S-3 (or such other form as is then available for registration) covering the sale of the Registrable Securities (a minimum of 67,500,000 shares). The Company shall use its best efforts to cause the Registration Statement to be declared effective by the Commission. The Company shall pay all expenses of registration, other than underwriting fees and discounts, if any, in respect of Registrable Securities offered and sold under such Registration Statement by the Purchasers.

     SECTION  10.3.  Conditions  Precedent  to  Funding.

     The Purchaser's obligation to deliver the principal amount under the Convertible Notes is subject to conditions precedent as set forth therein. In the event those conditions precedent are not satisfied during any consecutive six (6) month period beginning on the Closing Date, then Purchaser may, at its sole discretion, terminate this Securities Purchase Agreement and the other Transaction Agreements (except the Warrants, which shall remain in effect for their term) and Purchaser will have no further obligations hereunder or thereunder.

     SECTION  10.4.  Rights  of  First  Refusal.

     For any private capital raising transactions which close after the date hereof and on or prior to the date that is sixty (60) days after the termination date of this Agreement, not including any warrants issued in conjunction with this Agreement, the Company agrees to deliver to Purchaser, at least ten (10) days prior to the closing of such transaction, written notice describing the proposed transaction, including the terms and conditions thereof, and providing the Purchaser and its affiliates an option (the "Right of First Refusal") during the ten (10) day period following delivery of such notice to purchase the securities being offered in such transaction on the same terms as contemplated by such transaction.

                                   ARTICLE XI
                                EVENTS OF DEFAULT

     SECTION  11.1.  Events  of  Default.

     If one or more of the following events (each an "Event of Default") shall have occurred and be continuing:

     (a) failure by the Company to pay or prepay when due, all or any part of the principal on any of the Convertible Notes (whether by virtue of the agreements specified in this Agreement or the Convertible Notes);

     (b) failure on the part of the Company to observe or perform in any material respect any covenant contained in Sections 7.9, 7.10, 7.11 or 8.1 of this Agreement;

     (c) trading in the Common Stock shall have been suspended by the Commission or by the OTC Bulletin Board or the Bulletin Board Exchange (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company and except if, at the time there is any suspension on the OTC Bulletin Board or the Bulletin Board Exchange, the Common Stock is then listed and approved for trading on either the Nasdaq Stock Market's SmallCap Market or the Nasdaq Stock Market's National Market or a stock exchange within ten (10) Trading Days thereof);

     (d) the Company shall have its Common Stock delisted from the OTC Bulletin Board or Bulletin Board Exchange for at least ten (10) consecutive Trading Days and is unable to obtain a listing on either the Nasdaq Stock Market's SmallCap Market or the Nasdaq Stock Market's National Market or a stock exchange within such ten (10) Trading Days thereof;

     (e) the Company has commenced a voluntary case or other proceeding seeking liquidation, winding-up, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or has consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or has made a general assignment for the benefit of creditors, or has failed generally to pay its debts as they become due, or has taken any corporate action to authorize any of the foregoing;

     (f) an involuntary case or other proceeding has been commenced against the Company seeking liquidation, winding-up, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of fourteen (14) days, or an order for relief has been entered against the Company under the federal bankruptcy laws as now or hereafter in effect;

     (g) default in any provision (including payment) of any agreement governing the terms of any Debt of the Company in excess of $100,000, which has not been cured within any applicable period of grace associated therewith;

     (h) judgments or orders for the payment of money which in the aggregate at any one time exceed $200,000 and are not covered by insurance have been rendered against the Company by a court of competent jurisdiction and such judgments or orders shall continue unsatisfied and unstayed for a period of fourteen (14) days.

     (i) failure of the Company to have the Registration Statement referred to in Section 10.2(b) of this Agreement filed with the Commission within fourteen (14) days from the date of this Agreement and declared effective by the SEC within 120 days of the date of this Agreement.

then, and in every such occurrence, any Purchaser may, with respect to an Event of Default specified in paragraph (a), and the Majority Holders may, with respect to any other Event of Default, by notice to the Company, declare the Convertible Notes to be, and the Convertible Notes shall thereon become immediately due and payable, and Purchasers shall have no further obligation to fund monies under the Convertible Notes; provided that in the case of any of the
                                         --------
Events of Default specified in paragraph (e) or (f) above with respect the Company, then, without any notice to the Company or any other act by any Holder, the entire amount of the Convertible Notes shall become immediately due and payable, provided further, if any Event of Default has occurred and is
          --------  -------
continuing,  and  irrespective of whether any Convertible Note has been declared immediately due and payable hereunder, any Holder of Convertible Notes may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Convertible Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise, and provided further, in the case of any Event of Default other than
                ----------------
those specified in paragraphs (e) and (f), the amount declared due and payable on the Convertible Notes shall be 130% of the principal amount thereof, including accrued but unpaid interest through the date of payment, except that any Holder may convert the unpaid principal amount of any Convertible Note (including the amount of accrued but unpaid interest) into shares of Common Stock at the Conversion Price.

     SECTION  11.2.  Powers  and  Remedies  Cumulative.

     No right or remedy herein conferred upon or reserved to the Purchasers is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Every power and remedy given by the Convertible Notes or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Purchasers.

                                   ARTICLE XII
                                  MISCELLANEOUS

     SECTION  12.1.  Notices.

     All notices, demands and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereafter specify for the purpose to the other parties. Each such notice, demand or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof, (ii) if given by mail, four (4) days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section.

     SECTION  12.2.  No  Waivers;  Amendments.

     (a) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     (b) Any provision of this Agreement may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and is signed by the Company and the Majority Holders; provided, that without
                                                          --------
the consent of each holder of any Convertible Note affected thereby an amendment or waiver may not (a) reduce the aggregate principal amount of Convertible Notes whose holders must consent to an amendment or waiver, (b) reduce the rate or extend the time for payment of interest on any Convertible Note, (c) reduce the principal amount of or extend the stated maturity of any Convertible Note or (d) make any Convertible Note payable in money or property other than as stated in such Convertible Note. In determining whether the holders of the requisite principal amount of Convertible Notes have concurred in any direction, consent, or waiver as provided in any Transaction Agreement, Convertible Notes which are owned by the Company or any other obligor on or guarantor of the Convertible Notes, or by any Person Controlling, Controlled by, or under common Control with any of the foregoing, shall be disregarded and deemed not to be outstanding for the purpose of any such determination; and provided further that no such
                                                  -----------------
amendment, supplement or waiver which affects the rights of the Purchasers and their affiliates otherwise than solely in their capacities as holders of Convertible Notes shall be effective with respect to them without their prior written consent.

     SECTION  12.3.  Indemnification.

     (a) The Company agrees to indemnify and hold harmless each Purchaser, its Affiliates, and each Person, if any, who controls such Purchaser, or any of its Affiliates, within the meaning of the Securities Act or the Exchange
Act (each, a "Controlling Person"), and the respective partners, agents, employees, officers and Directors of each Purchaser, their Affiliates and any such Controlling Person (each an "Indemnified Party" and collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto, provided that the Company shall not be obligated to advance such costs to any Indemnified Party other than the Purchasers unless it has received from such Indemnified Party an undertaking to repay to the Company the costs so advanced if it should be determined by final judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder with respect to such costs) which may be incurred by such Indemnified Party in connection with any investigative, administrative or judicial proceeding brought or threatened that relates to or arises out of, or is in connection with any activities contemplated by any Transaction Agreement or any other services rendered in connection herewith; provided that the Company will not be responsible for any
                       --------
claims, liabilities losses, damages or expenses that are determined by final judgment of a court of competent jurisdiction to result from such Indemnified Party's gross negligence, willful misconduct or bad faith.

     (b) If any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Company under this Agreement, such Indemnified Party shall promptly notify the Company in writing and the Company, at its option, may, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Company shall not affect any obligations the Company may have to such Indemnified Party under this Agreement or otherwise unless the Company is materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless: (i) the Company has failed to assume the defense and employ counsel or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Company, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in which case, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, provided, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by the Purchasers. The Company shall not be liable for any settlement of any such action effected without the written consent of the Company (which shall not be unreasonably withheld) and the Company agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of settlement of any action effected with the consent of the Company. In addition, the Company will not, without the prior written consent of the Purchasers, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect to which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an express unconditional release of the Purchasers and the other Indemnified Parties, satisfactory in form and substance to the Purchasers, from all liability arising out of such action, claim, suit or proceeding.

     (c) If for any reason the foregoing indemnity is unavailable (otherwise than pursuant to the express terms of such indemnity) to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying such Indemnified Party, the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, liabilities, losses, damages, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Purchasers on the other from the transactions contemplated by this Agreement or
(ii) if the allocation provided by clause (i) is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Purchasers on the other, but also the relative fault of the Company and the Purchasers as well as any other relevant equitable considerations. Notwithstanding the provisions of this Section 12.3, the aggregate contribution of all Indemnified Parties shall not exceed the amount of interest and fees actually received by the Purchasers pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Company on the one hand and the Purchasers on the other with respect to the transactions contemplated hereby shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or by the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation

     (d) The indemnification, contribution and expense reimbursement obliga-tions set forth in this Section 12.3 shall (i) be in addition to any liability the Company may have to any Indemnified Party at common law or otherwise, (ii) survive the termination of this Agreement and the other Transaction Agreements and the payment in full of the Convertible Notes and (iii) remain operative and in full force and effect regardless of any investigation made by or on behalf of the Purchasers or any other Indemnified Party.

     SECTION  12.4.  Expenses.

     The Company agrees to pay legal fees and expenses as follows: (a) $2,500 to legal counsel for the preparation of the Transaction Agreements, (b) $12,500 to legal counsel for preparation of an S-3 registration statement, (c) an additional $15,000 to legal counsel upon effectiveness of the S-3 registration statement, and (d) $5,000 to legal counsel for acting as escrow agent. Other than as set forth herein, the Company and each of the Purchasers agrees to pay their own expenses in connection with the negotiation and preparation of the Transaction Agreements.

     SECTION  12.5.  Successors  and  Assigns.

     This Agreement shall be binding upon the Company and upon the Purchasers and their respective successors and assigns; provided that the Company shall not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Majority Holders. All provisions hereunder purporting to give rights to Purchasers and their affiliates or to holders of Securities are for the express benefit of such Persons and their successors and assigns.

     SECTION  12.6.  Brokers.

     The Company agrees to pay any brokerage, finder's or other fee or commission payable in connection with the sale of the Securities.

     SECTION  12.7.  Florida  Law;  Submission  to  Jurisdiction; Waiver of Jury
Trial.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FLORIDA STATE COURT FOR PURPOSES OF ALL LEGAL PROCEEDINGS
ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE
TRANSACTIONS CONTEMPLATED HEREBY. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, AT THE ELECTION OF A HOLDER, ANY DISPUTE BETWEEN THE HOLDER AND THE COMPANY MAY BE ARBITRATED, RATHER THAN LITIGATED IN THE COURTS, BEFORE AND IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN FLORIDA. THE COMPANY AGREES TO SUBMIT TO AND PARTICIPATE IN ANY SUCH ARBITRATION.

     SECTION  12.8.  Severability.

     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated unless a failure of consideration would result thereby.

     SECTION  12.9.  Survival.

     All provisions contained in this Agreement (unless specifically noted to the contrary) shall survive the payment in full of the Convertible Notes and shall remain operative and in full force and effect.

     SECTION  12.10.  Counterparts.

     This Agreement may be executed by telecopy signature and in any number of counterparts each of which shall be an original with the same effect as if the signatures there to and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.

E-REX,  INC.
a  Nevada  corporation

     By:     /s/  Carl  Dilley
             -----------------
     Name:   Carl  Dilley
             ------------
     Title:  President
             ---------
     Address:  11645  Biscayne  Blvd.
               Suite  210
               Miami,  FL  33181
     Fax:      305-895-1400
     Attn:

PURCHASER:

Auxiliarius  Fortunare,  LLC


/s/  Kyle  G.  Kennedy
----------------------
President

                                    EXHIBITS
                                    --------

Exhibit  A     -     Form  of  Convertible  Note
Exhibit  B     -     Form  of  Warrant
Exhibit  C     -     Form  of  Registration  Rights  Agreement
Exhibit  D     -     Form  of  Officer's  Certificate

                                   SCHEDULE I
                                   ----------

                      AGGREGATE  PRINCIPAL                     NUMBER  OF
NAME  AND  ADDRESS    AMOUNT  OF  NOTES      PURCHASE  PRICE   WARRANT SHARES
------------------    -----------------      ---------------   --------------

                                  SCHEDULE 4.3

                       OUTSTANDING OPTIONS, WARRANTS, ETC.

                                  SCHEDULE 4.8

                                   LITIGATION

     1.     Carol  Gamble  Trust  86,  et  al  v.  E-Rex,  Inc.,  et  al
            ------------------------------------------------------------

     In February 2002, the Company was served with a lawsuit brought by a group of ten (10) plaintiffs, namely Carol Gamble Trust 86, June L. Blackwell, June L. Blackwell and Christopher Ford, as joint tenants, Terry Shores, Steve Rigg, Karl Weinacker, Ressoyia Anderson, Mel Goodman, Slawomir Kownacki, and John Bussjeager, in the United States District Court, District of Nevada. The defendants in the action were the Company, its Board of Directors, a former Director, the Company's legal counsel, and two corporate entities.

     At a hearing on July 29, 2002, the Court in the above-referenced case found that the plaintiff's had not met their pleading standard under the Private Securities Litigation Reform Act (PSLRA) and dismissed the case, with prejudice, as to all defendants. The order of dismissal was entered on August 5, 2002. The Plaintiff's have appealed the Court's decision, and a hearing has been set for October 21, 2002.

     2.     Chris  Ford,  Successor  Trustee  to the Carol J. Gamble 86 Trust v.
            --------------------------------------------------------------------
International  Investment  Banking,  Inc.,  et  al
--------------------------------------------------

     In April 2002, the Company was served with a lawsuit brought by Chris Ford, Successor Trustee to the Carol J. Gamble Trust 86, in the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida, General Jurisdictional Division, case number 02-10265CA1S. The defendants in the action are International Investment Banking, Inc. ("IIBI"), the Company, its Board of Directors, and a former Director.

     The Complaint alleges, among other things, that the plaintiff agreed to lend money to IIBI for the purpose of development of E-Rex's Dragonfly electronic device. The Complaint further alleges theft, diversion of the corporate assets, and breach of fiduciary duties by the defendants in diverting the loan proceeds for the directors own benefit.

     The Complaint requests treble damages in the amount of $750,000 under the note, plus penalties, interest, and attorneys' fees, and an accounting from all defendants.

     The Company is vigorously defending this lawsuit although the Company believes that the action lacks merit. The plaintiff in this case is the same plaintiff as in the case described below. The case is at a stage where no discovery has been taken and no prediction can be made as to the outcome of this case.

                                    EXHIBIT A
                                    ---------

                            FORM OF CONVERTIBLE NOTE

                                    EXHIBIT B
                                    ---------

                                 FORM OF WARRANT

                                    EXHIBIT C
                                    ---------

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT D
                                    ---------

                          FORM OF OFFICER'S CERTIFICATE